UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2024

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 24, 2024, Verastem, Inc. (the “Company” or “Verastem”) issued a press release announcing the initiation of a rolling submission of a New Drug Application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) for Accelerated Approval of the combination of avutometinib and defactinib for adult patients with recurrent KRAS mutant (“KRAS mt”) low-grade serious ovarian cancer (“LGSOC”);

A copy of the press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

On May 24, 2024, the Company also posted its corporate presentation on its website, a copy of which is furnished hereto as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01 Other Events.

Recent Developments

RAMP-201 (ENGOTov60/GOG3052)

The Company recently announced that it has initiated the rolling submission of an NDA to the FDA seeking accelerated approval of the combination of avutometinib and defactinib for patients with recurrent KRAS mt LGSOC who received at least one prior systemic therapy. The rolling review process allows Verastem to submit completed sections of an application for review by the FDA before all sections become available. The initial sections of the application will include the nonclinical and quality sections. Based on discussions with the FDA, the primary efficacy analysis will be based on the RAMP 201 study with 12 months of follow up and that the proposed indication for final submission of the clinical module can be expanded in the event the Company provides data that would be considered a substantial improvement over available therapy in the KRAS wildtype (“KRAS wt”) population. Previously, the FDA granted Orphan Drug Designation for the combination in LGSOC and Breakthrough Therapy Designation for the combination for treatment of patients with LGSOC with recurrent disease after one or more prior lines of therapy, including platinum-based chemotherapy. The Company plans to request a priority review of the NDA. Currently, there are no FDA-approved treatments specifically for recurrent LGSOC.

In the RAMP 201 trial, 115 patients with recurrent LGSOC were treated with the combination of avutometinib and defactinib, of which 109 patients had measurable tumor masses at baseline and were eligible for formal efficacy evaluation as of the data cutoff (February 2024). As of the data cutoff, all patients had a minimum follow-up of five months since enrollment. Confirmed objective response rates by blinded independent central review for patients evaluable for efficacy were 27% in all patients, and 37% and 15% in KRAS mt (n=57) and KRAS wt (n=52) LGSOC, respectively. Of the 32 patients who remained on study treatment at the data cutoff, 14 achieved a best response rate of stable disease or unconfirmed partial response and therefore have the potential to achieve a formal objective response upon further treatment. 60% of evaluable patients (65/109) achieved either a complete response, partial response, or stable disease response for 6 months or longer (Clinical Benefit Rate ≥ 6 months). The safety results were consistent with previously reported safety data, and the discontinuation rate due to adverse events was 9% in the trial overall, as of the cutoff date.

The Company previously announced results from Part A of the RAMP 201 trial, which were presented at the American Society of Clinical Oncology Annual Meeting in 2023. For the patients in Part A, as of the February 2024 cutoff date, median duration of therapy for all patients was 11 months, and for patients with KRAS mt and KRAS wt LGOSC, median duration of treatment was 18 months and 8 months, respectively.

Based on internal revenue forecasts, including potential market penetration of the Company’s product candidates and the longer median duration of treatment observed in RAMP 201 Part A, the Company believes that KRAS mt represents over two-thirds of the revenue opportunity, compared with combined KRAS mt and KRAS wt, without any differential pricing. According to awareness trial usage survey results conducted by the Company, using a target product profile based on the avutometinib and defactinib combination, 70% of oncologists surveyed indicated they would plan to treat prevalent patients with the combination at the patients’ next recurrence, and 49% indicated that initial recurrence would be the ideal time to introduce the combination treatment in the patient journey. The Company plans to have a focused commercial launch targeting the top 400 healthcare providers and top 100 healthcare organizations which are estimated to cover nearly half of the LGSOC population with a target sales force of between 14-18 representatives.

Note Regarding Recent Developments

The potential market opportunity for The Company’s product candidates is difficult to estimate precisely. Management of the Company makes estimates, including those contained in this Current Report on Form 8-K, regarding the incidence and prevalence of target patient populations, the rate of recurrence and the median survival for particular diseases, including with respect to LGSOC, based on various third-party sources and internally generated analysis and use such estimates in making decisions regarding the Company’s drug development strategy determining indications on which to focus in preclinical or clinical trials.

Management’s estimates of the patient population, pricing and revenue opportunities for the Company’s product candidates, including KRAS mt and KRAS wt for patients with LGSOC, are based on a number of internal and third-party estimates that may be inaccurate or based on imprecise data. For example, if approved by the FDA, the market opportunity of the Company’s product candidates will depend on, among other things, acceptance by the medical community, patient access, drug pricing and reimbursement. The number of patients in the addressable market may turn out to be lower than expected, patients may not be otherwise amenable to treatment with the Company’s drugs, or new patients may become increasingly difficult to identify or gain access to, all of which may significantly harm the Company’s business, financial condition, results of operations, and prospects. Further, if any approval that the Company obtains is based on a narrower definition of patient populations than the Company had anticipated, the potential market for the Company’s product candidates will be smaller than management’s current estimates, which could have a materially adverse effect on the Company’s ability to achieve commercialization and generate revenues.

In addition, the FDA and other comparable regulatory authorities could require clearance or approval of an in vitro diagnostic or companion diagnostic device as a condition of approval for any product candidates that require from such tests, including the combination of avutometinib and defactinib. If the Company is unable to successfully validate, develop and obtain regulatory approval for companion diagnostic tests for the Company’s product candidates that require such tests, or experience significant delays in doing so, the Company may not realize the full commercial potential of these product candidates and the Company’s drug development strategy and operational results may be harmed.

The development programs for some of the Company’s product candidates contemplate working with developers or obtaining access to marketed companion diagnostic tests, which are assays or tests to identify an appropriate patient population. For example, in connection with the Company’s planned rolling NDA submission for the combination of avutometinib and defactinib for patients with recurrent KRAS mt LGSOC, the Company may be required to obtain FDA approval or clearance of a companion diagnostic. If safe and effective use of any of the Company’s product candidates the Company may develop depends on a companion diagnostic, the Company may not receive marketing approval, or marketing approval may be delayed, if the Company is unable to or is delayed in developing, identifying, or obtaining regulatory approval or clearance any such the companion diagnostic product for use with the Company’s product candidate. The process of obtaining or creating such companion diagnostics is time consuming and costly and the Company, and/or future collaborators, may encounter difficulties in developing and obtaining regulatory clearance or approval for the companion diagnostics.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements about, among other things, the Company’s programs and product candidates, strategy, future plans and prospects, the potential clinical value of various of its clinical trials, including the RAMP 201 and RAMP 301 trials, the timing of commencing and completing trials, including topline data reports, interactions with regulators, the potential for and timing of commercialization of product candidates and potential for additional development programs involving the Company’s lead compound and the potential market opportunities of the Company’s drug candidates. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," "can," "promising" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement.

Applicable risks and uncertainties include the risks and uncertainties, among other things, regarding: the success in the development and potential commercialization of our product candidates, including avutometinib in combination with other compounds, including defactinib, LUMAKRAS™ and others; the uncertainties inherent in research and development, such as negative or unexpected results of clinical trials, the occurrence or timing of applications for our product candidates that may be filed with regulatory authorities in any jurisdictions; whether and when regulatory authorities in any jurisdictions may approve any such applications that may be filed for our product candidates, and, if approved, whether our product candidates will be commercially successful in such jurisdictions; our ability to obtain, maintain and enforce patent and other intellectual property protection for our product candidates; the scope, timing, and outcome of any legal proceedings; decisions by regulatory authorities regarding trial design, labeling and other matters that could affect the timing, availability or commercial potential of our product candidates; whether preclinical testing of our product candidates and preliminary or interim data from clinical trials will be predictive of the results or success of ongoing or later clinical trials; that the timing, scope and rate of reimbursement for our product candidates is uncertain; the market opportunities of our drug candidates are based on internal and third-party estimates which may prove to be incorrect; that third-party payors (including government agencies) may not reimburse; that there may be competitive developments affecting our product candidates; that data may not be available when expected; that enrollment of clinical trials may take longer than expected, which may delay our development programs, including delays in submission or review by the FDA of our NDA submission in recurrent KRAS mutant LGSOC if enrollment in our confirmatory trial is not well underway at the time of submission, or that the FDA may require the Company to have completed enrollment or to enroll additional patients in the Company’s ongoing RAMP-301 confirmatory Phase 3 clinical trial prior to Verastem submitting or the FDA taking action on our NDA seeking accelerated approval; that our product candidates will cause adverse safety events and/or unexpected concerns may arise from additional data or analysis, or result in unmanageable safety profiles as compared to their levels of efficacy; that we may be unable to successfully validate, develop and obtain regulatory approval for companion diagnostic tests for our product candidates that require or would commercially benefit from such tests, or experience significant delays in doing so; that our product candidates may experience manufacturing or supply interruptions or failures; that any of our third-party contract research organizations, contract manufacturing organizations, clinical sites, or contractors, among others, who we rely on fail to fully perform; that we face substantial competition, which may result in others developing or commercializing products before or more successfully than we do which could result in reduced market share or market potential for our product candidates; that we will be unable to successfully initiate or complete the clinical development and eventual commercialization of our product candidates; that the development and commercialization of our product candidates will take longer or cost more than planned, including as a result of conducting additional studies; that we may not have sufficient cash to fund our contemplated operations; that we may not attract and retain high quality personnel; that we or Chugai Pharmaceutical Co., Ltd. will fail to fully perform under the avutometinib license agreement; that our target market for our product candidates might be smaller than we are presently estimating; that Secura Bio, Inc. will fail to fully perform under the asset purchase agreement with Secura Bio, Inc., including in relation to milestone payments; that we will not see a return on investment on the payments we have and may continue to make pursuant to the collaboration and option agreement with GenFleet Therapeutics (Shanghai), Inc. (“GenFleet”), or that GenFleet will fail to fully perform under the agreement; that we may be unable to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity, debt financing or otherwise; that we will not pursue or submit regulatory filings for our product candidates; and that our product candidates will not receive regulatory approval, become commercially successful products, or result in new treatment options being offered to patients.

Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2024, and in any subsequent filings with the SEC, including in this Current Report on Form 8-K, which are available at www.sec.gov and www.verastem.com.

As a result of these and other factors, we may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 24, 2024 relating to Verastem’s Regulatory Update
99.2	Corporate Presentation, dated May 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Dated: May 24, 2024	By:	/s/ Daniel W. Paterson
Daniel W. Paterson
President and Chief Executive Officer